                                  EXHIBIT 10.3

                           CONSULTING AGREEMENT DATED

                           DECEMBER 31, 1996 BETWEEN

               NEW DIRECTIONS MANUFACTURING, INC. AND SEAN F. LEE

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made this 31st day of December 1996, by and between New Directions Manufacturing, Inc., an Arizona corporation with offices located at 2940 West Willetta, Phoenix, Arizona 85009 ("Customer"), and Sean F. Lee, a natural person ("Customer").

                                    PREMISES

     WHEREAS, Customer is in the business of manufacturing, distributing and marketing contemporary oak wood furniture throughout the United States and Canada;

     WHEREAS, Consultant has the requisite skills and experience to provide consulting services to a company in a business such as Customer and desires to enter into a written agreement to set forth said services; and

     WHEREAS, Customer desires to secure the services of Consultant pursuant to the terms and conditions of a consulting agreement and to protect its interest by obtaining certain covenants from Consultant.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Term. The term of this Agreement shall commence January 7, 1997 (the "Effective Date"), and shall continue for an initial term of three (3) years. This Agreement may be renewed at the end of the term for an additional term upon the written agreement of the parties. If there is no written agreement for any additional term(s) then Consultant's employment will continue on a month to month basis subject to termination pursuant to the terms of this Agreement.

     2. Compensation. In consideration of the services rendered to Customer by Consultant during the term of this Agreement, Customer shall provide Consultant the following compensation:

          (a) Monthly Compensation. Customer shall pay Consultant compensation at the monthly rate of $5,000.00 (the "Monthly Compensation"). Consultant shall be responsible for payment of all taxes, including local, state and federal taxes, fees, and other assessments. The Monthly Compensation shall be payable to Consultant in accordance with the normal payroll practices of Customer then in effect.

          (b) Expense Reimbursement. In addition to the Monthly Compensation, Consultant shall be entitled to payment or reimbursement by Customer for budgeted expenses incurred by Consultant in connection with the performance by Consultant of his duties under this Agreement in accordance with Customer's policies and practices for reimbursement of such expenses with respect to Customer's executive officers (e.g. class of travel, hotel, spousal travel allowances, etc.), as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by Consultant in furtherance of Customer's business and at Customer's request (including, without limitation, expenses associated with any required travel exceeding 100 miles measured from Customer's current principal place of business in Phoenix, Arizona.)

     3. Duties. During the term of this Agreement, Consultant shall initially perform those duties normally performed by the Chief Executive Officer as such are described in the Bylaws of the Customer. However, Consultant shall not have the authority to bind the Company in any manner without the approval of management of the Company. Consultant shall determine the location of his office, the amount of travel deemed necessary to follow-up with various contacts, and the hours Consultant chooses to work. Consultant shall be fully responsible for his health insurance and other benefits, and the Company shall not share in that responsibility.

     4. Covenant Not to Compete. Except as may be expressly consented to by the Board of Directors, Consultant covenants and agrees for the benefit of Customer and Customer's successors and assigns that during the term of this Agreement or for a period of five (5) years following the Effective Date, whichever shall be longer (the "Restrictive Period"), Consultant will not engage or participate, directly or indirectly, as principal, agent, Consultant, Customer, Customer or in any other individual or representative capacity whatever, in the conduct or management of, own (legally or beneficially) or have the right or option to acquire, any direct or indirect interest in any business which, in the reasonable judgment of the Board of Directors, engages, directly or indirectly, in the business of manufacturing, distributing or marketing like product, or otherwise competes with Customer's business or business prospects.

          Additionally, during the Restrictive Period Consultant will not without the written consent of Customer, directly or indirectly: (i) call on, solicit, or use any of the customers or suppliers of Customer or its successors and assigns either for Consultant or for any other person, association or entity; or (ii) solicit or hire Consultants of Customer or its successors and assigns either for Consultant or for any other person, association or entity. Consultant specifically acknowledges and agrees that the foregoing covenants are reasonable in content and scope and are given for adequate consideration. Customer shall have the option to reduce the scope and extent of the foregoing covenants, by written notice to Consultant, either before or after any adjudication of the legality of said covenants, whereupon said covenants, as so reduced, shall be binding and enforceable against Customer.

     5. Non-Disclosure of Information. In further consideration of retention of Consultant, Consultant will not, directly or indirectly, during or after the term of this Agreement, disclose to any person not authorized by Customer to receive or use such information except, for the sole benefit of Customer, any of Customer's confidential or proprietary data, information, or techniques, or give to any person not authorized by Customer to receive it, any information that is not generally known to anyone other than Customer or that is designated by Customer as "Limited," "Private," "Confidential," or similarly designated.

     6. Termination of Agreement. This Agreement shall terminate upon the earliest to occur of any of the following events, on the dates and at the times specified below:

          (a) the close of business on the last day of the term of this Agreement and any extension thereof (the "Expiration Date");

          (b) the close of business on the date of Consultant's death ("Death");

          (c) the close of business on the Termination Date specified in the Notice of Termination which Consultant shall have delivered to Customer to terminate this Agreement ("Voluntary Termination").

          (d) the close of business on the Termination Date specified in the Notice of Termination which Customer shall have delivered to Consultant to terminate this Agreement for Cause. "Cause" as used herein shall include termination based on (i) Consultant's material breach of this Agreement; (ii) conviction of Consultant for any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude whether or not a felony, or any other criminal act against Customer involving dishonesty or willful misconduct intended to injure Customer (whether or not a felony); (iii) substance abuse by Consultant; (iv) the failure or refusal of Consultant to follow one or more lawful and proper directives of the Board of Directors delivered to Consultant in writing; (v) willful malfeasance or gross misconduct by Consultant which discredits or damages Customer; or (vi) unauthorized disclosure of confidences of Customer.

     7. Notice of Termination. Any purported termination of this Agreement by either Customer or Consultant (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other party. As used herein, "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement.

     8. Termination Date. As used herein, the term "Termination Date" shall mean (i) the date of Consultant's death; or (ii) the Expiration Date; or (iii) the date specified in the Notice of Termination.

     9. Accrued Compensation. Upon termination of this Agreement, all unpaid but earned or accrued salary as of the Termination Date, shall be due and payable to Consultant, Consultant's designee(s), or in the absence of such designation, Consultant's estate, within thirty (30) days after the Termination Date.

     10. Disability. If the Consultant is unable to perform his services by reason of illness or incapacity, the compensation payable to him under Section 3 herein shall continue only in accordance with decision unilaterally reached by the Board of Directors or pursuant to any written policy of the Company.

     11. Sale of Business. The provisions of this Agreement shall survive the sale or transfer of Customer or Customer's business, and Customer's successor-in-interest or the purchaser of Customer's business, whichever shall be the case, shall be subject to and bound by the terms of this Agreement. This provision shall apply in the event of any of the following events:

          (a) The sale, by the Customer, of substantially all of its assets to a single purchaser or group of associated purchasers;

          (b) The sale, exchange or other disposition to a single entity or group of entities under common control in one transaction or series of related transactions of greater than fifty percent (50%) of the outstanding shares of the Customer's common stock; or

          (c) The merger or consolidation of the Customer in a transaction in which the shareholders of the Customer receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

     12. Consultant Not Restricted by Other Agreement. The Consultant hereby expressly represents, warrants, and covenants to the Customer that he is not bound, in any manner, by any agreement, whether written or oral, which would restrict him from performing any duties under this Agreement.

     13. Survival. The provisions of this Agreement including, specifically, the Consultant's representation, covenants, and agreements set forth in Sections 5, 6, and 12 shall survive the termi nation of this Agreement.

     14. Entire Agreement. This Agreement constitutes the entire understanding between the parties and there are no covenants, conditions, representation, or agreements, oral or written, or any nature whatsoever, other than those herein contained.

     15. Amendments. No amendment, alteration, or modification of this Agreement shall be binding upon the parties hereto unless said amendment, alteration, or modification is in writing and signed by all parties hereto.

     16. Waiver. The waiver of any term, condition, clause, or provision of this Agreement shall in no way be deemed or considered a waiver of any other term, condition, clause or provision of this Agreement.

     17. Severability. If any term, condition, clause or provision of the Agreement shall be deemed to be void or invalid then that term, condition, clause or provision shall be stricken from this Agreement to the extent it is held to be void or invalid, to be void or invalid and in all other respects this Agreement shall be valid and in full force and operation.

     18. Notices. Any notice or other communication required or permitted hereunder shall be sent by United States certified mail, postage prepaid, addressed:

          If to Customer:             ________________________
                                      Attention: _____________
                                      ________________________
                                      ________________________
                                      Telephone:
                                      Facsimile:

          and, if to Consultant:      Sean F. Lee
                                      ________________________
                                      ________________________
                                      Telephone:
                                      Facsimile:

or to such other person or address designated by the parties to receive notice. The date of the notice shall be the date of the mailing.

     19. Additional Documents. The parties hereto agree to execute any and all additional papers and documents reasonably necessary or appropriate to effectuate the terms of this Agreement.

     20. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Arizona as applied to residents of the State of Arizona without regard to conflicts of law principles. Any legal action hereunder shall be properly commenced only in a federal or state court of competent jurisdiction in Maricopa County, Arizona. The prevailing party in any such action shall be entitled to recover, in addition to any relief or award ordered by the court, a reasonable attorney fee and all costs of court.

     21. Assignment. This Agreement shall not be assignable by any party to this Agreement, except upon the written consent of all parties hereto. The Consultant shall not have the right to pledge, encumber, or dispose of the right to receive any payments under this Agreement, which payments and right thereto are expressly declared to be nonassignable and nontransferable and, in the event of any attempted assignment or transfer, the Customer shall have no further liability hereunder.

     22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.


[Customer]                          [Consultant]


  /s/ Donald A. Metke                /s/ Sean F. Lee
---------------------------         ---------------------------
Donald A. Metke                     Sean F. Lee
President